UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2021

AINOS, INC
(Exact name of registrant as specified in its charter)

Texas	0-20791	75-1974352
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8880 Rio San Diego Drive, Ste. 800, San Diego, CA 92108

(858) 869-2986

(Address and telephone number, including area code, of registrant's principal executive offices)

AMARILLO BIOSCIENCES, INC.

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

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Item 1.01. Entry Into a Material Definitive Agreement.

The information set forth under Item 5.02 below is incorporated in its entirety herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 27, 2021, the Board of Directors of the Company approved an Employment Agreement with Mr. Chun-Hsien Tsai in respect to his employment as CEO for a monthly salary 250,000 Taiwan Dollars (TWD), a year bonus of two (2) months of salary, variable compensation of between 10% to 30% of annual compensation contingent on the Company achieving annual operational and profit targets and employee benefits (“Tsai Agreement”). The compensation and benefits are retroactively effective from April 15, 2021.

In addition to his employment as CEO of the Company, Chun-Hsien Tsai also serves as Chairman of the Board of Directors and director of the Company. He concurrently serves as the Chairman of the Board of Directors Ainos, Inc., a Cayman Islands corporation, the Chairman of the board of directors of Taiwan Carbon Nano Technology Co., and as the Chief Executive Officer of AI Nose Corporation. Mr. Tsai has served in each of these roles since 2012. In his capacity as the Chief Executive Officer of Taiwan Carbon Nano Technology Co., Mr. Tsai oversaw the completion of the world’s first carbon nanotube reactor. Mr. Tsai also currently serves as a member of the Taiwan Energy Storage Alliance and a member of the China Alternative Energy Association. Mr. Tsai owns more than 150 patents.

Further, on December 27, 2021 the Board of Directors of the Company approved an Employment Agreement with Ms. Hui-Lan Wu in respect to her employment as CFO for a monthly salary 230,000 Taiwan Dollars (TWD), a year bonus of two (2) months of salary, variable compensation of between 10% to 30% of annual compensation contingent on the Company achieving annual operational and profit targets and employee benefits (“Wu Agreement”). The compensation and benefits are retroactively effective from August 11, 2021.

Ms. Hui-Lan Wu has nearly thirty years of accounting, audit and management consulting experience. Before joining the Company, she was a partner at KPMG Taiwan where she provided audit services to private and public companies in the technology, medical and chemical material sectors. Ms. Wu has mentored startup companies at the Center of Industry Accelerator and Patent Strategy at the National Yang Ming Chiao Tung University. She has devoted herself to promote impact investing in Taiwan. Ms. Wu received her Executive MBA from National Yang Ming Chiao Tung University and is a Certified Public Accountant in Taiwan and China.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is filed as part of this report:

(d) Exhibits

Exhibit No.	Description
N/A	None

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ainos, Inc.

Date: December 29, 2021	By:	/s/ Chun-Hsien Tsai
	Name:	Chun-Hsien Tsai
	Title:	Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
N/A	None

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